INDEPENDENT AUDITORS' CONSENT




As independent public accountants, we hereby consent to the use of our report and all references to our Firm, included in or made a part of this Form N-IA Registration Statement Under the Securities Act of 1933 Post-Effective Amendment No. 20 / Registration Statement Under the Investment Act of 1940 Amendment No. 21 of The Canandaigua Funds.


                                              /s/ Eldredge, Fox & Porretti, LLP




Canandaigua, New York
September 2, 2003